Rockwell Medical Announces Fourth Quarter and Full-Year 2022
Financial and Operational Results

•Achieved third consecutive quarter of revenue growth with new high of $19.3 million in the fourth quarter 2022, representing a 26.0% increase over same period in 2021
•Exceeded annual revenue guidance generating $72.8 million in 2022, representing a 17.6% increase year-over-year and the highest full-year revenue to date for the Company
•Reduced debt to $10.0 million at December 31, 2022, representing a significant decrease from $21.6 million at December 31, 2021

Wixom, Michigan, March 30, 2023 – Rockwell Medical, Inc. (the "Company") (Nasdaq: RMTI), a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products to dialysis providers worldwide, today announced financial and operational results for the three months and full-year ended December 31, 2022.

"In 2022, Rockwell delivered on its new business strategy, achieving three consecutive quarters of improved financial performance that culminated in the highest full-year revenue to-date for the Company," said Mark Strobeck, Ph.D., Rockwell Medical’s President and CEO. "Over the course of the year, we significantly reduced our expenses and paid down our debt. We continue to focus on enhancing efficiencies within our business as we drive towards profitability, all with the goal of benefiting patients and increasing stockholder value.”

Fourth Quarter and Full-Year 2022 Financial Highlights

•Revenue for the three months ended December 31, 2022 was $19.3 million, which represents a 26.0% increase over $15.3 million for the three months ended December 31, 2021. Revenue for the twelve months ended December 31, 2022 was $72.8 million, which represents a 17.6% increase year-over-year compared to $61.9 million for the comparable period in 2021.
•For the three months ended December 31, 2022, cash used in operating activities was $594,000 compared to cash used in operating activities of $9.0 million for the same period in 2021. Cash used in operating activities for the twelve months ended December 31, 2022 was $17.4 million compared to $33.5 million for the same period in 2021.
•For the three months ended December 31, 2022, Rockwell's net loss was $2.4 million, or $0.20 per share, compared with a net loss of $8.9 million, or $1.05 per share for the same period in 2021. For the full-year ended December 31, 2022, Rockwell's net loss was $18.7 million, or $1.89 per share, compared with a net loss of $32.7 million, or $3.83 per share in 2021.
•Cash and cash equivalents at December 31, 2022 was $21.5 million compared to cash and cash equivalents of $27.6 million at September 30, 2022. The variance was largely driven by the Company's $5.0 million pre-payment of its long-term debt during the fourth quarter of 2022. The Company's outstanding debt at December 31, 2022 was $10.0 million, compared to $21.6 million at December 31, 2022.
•At December 31, 2022, Rockwell Medical had 18.5 million common shares and prefunded warrants outstanding.

	Three Months Ended
(In Thousands, Except Shares and Per Share Amounts)	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Net Sales	$15,333	$16,124	$18,682	$18,691	$19,313

Operating Cash Flow	$(9,026)	$(9,812)	$(5,906)	$(1,101)	$(594)

Net Loss	$(8,941)	$(7,162)	$(4,967)	$(4,190)	$(2,360)

Basic and Diluted Net Loss per Share	$(1.05)	$(0.84)	$(0.56)	$(0.40)	$(0.20)

	Twelve Months Ended December 31,
(In Thousands, Except Shares and Per Share Amounts)	2022	2021

Net Sales	$72,810	$61,931

Operating Cash Flow	$(17,413)	$(33,534)

Net Loss	$(18,679)	$(32,674)

Basic and Diluted Net Loss per Share	$(1.89)	$(3.83)

Fourth Quarter and Full-Year 2022 Operating Highlights

•In December 2022, we expanded our hemodialysis concentrates distribution capabilities westward into Minnesota.
•In November 2022, we announced a new business strategy focused on growing our revenue-generating businesses and exiting our non-profitable businesses. This included the reacquisition of our distribution rights for our hemodialysis concentrates business from Baxter, comprising more than 700 hemodialysis concentrates customers including hospitals, medical centers, dialysis centers, and health systems. Exclusivity and other provisions associated with the distribution agreement terminated November 9, 2022 and the remaining operational elements of the agreement terminated December 31, 2022. Rockwell agreed to provide certain services to a group of Baxter customers until March 31, 2023. Following the reacquisition of these rights, Rockwell is now able to sell its hemodialysis concentrates products directly to dialysis clinics throughout the United States and around the world.
•In July 2022, Jeil Pharmaceutical commercially launched Triferic® in South Korea.
•In July 2022, Mark Strobeck, Ph.D. joined Rockwell as President and Chief Executive Officer and as a member of the Company's Board of Directors.

•In June 2022, we closed a $15 million financing that consisted of $12 million in a Registered Direct Offering and $3 million in a private investment in public equity, both priced at-market, with Armistice Master Fund Ltd.
•In April 2022, we expanded our partnership with DaVita through an amended supply agreement. DaVita entered into a stock purchase agreement under which DaVita initially invested $7.5 million in Rockwell Medical in April 2022 and then an additional $7.5 million in June 2022.
•In April 2022, we announced that our partner in China, Wanbang Biopharmaceuticals, a subsidiary of Shanghai Fosun Pharmaceutical, completed enrollment with over 400 patients for its pivotal phase 3 clinical trial of Triferic in China.

2023 Guidance

“For 2023, we plan to continue to focus on growing our hemodialysis concentrates business by enhancing the economics within our current customer agreements, adding new long-term supply agreements with new customers, continuing to reduce expenses, lowering our debt, and driving our business to profitability,” Dr. Strobeck concluded.

Rockwell projects its 2023 guidance as follows:

Net Sales	$78.0 Million to $82.0 Million
Gross Profit	$7.0 Million to $9.0 Million

CONFERENCE CALL AND WEBCAST DETAILS
Date: Thursday, March 30, 2023
Time: 8:00am ET
Webcast: www.RockwellMed.com/Results
Live Number: (888) 660-6347 // (International) 1 (929) 201-6594
Replay Number: (800) 770-2030 // (International) 1 (647) 362-9199
A replay will be available via the replay number and webcast through April 29, 2023.
Access Code: 4944610
Speakers:
•Mark Strobeck, Ph.D. — President and Chief Executive Officer;
•Paul McGarry, CPA — SVP, Finance and Chief Accounting Officer; and
•Tim Chole — SVP, Sales and Marketing

Format: Discussion of fourth quarter and full-year 2022 operational and financial results followed by Q&A.

About Rockwell Medical
Rockwell Medical, Inc. (Nasdaq: RMTI) is a healthcare company that develops, manufactures, commercializes, and distributes a portfolio of hemodialysis products for dialysis providers worldwide. Rockwell Medical's mission is to provide dialysis clinics and the patients they serve with the highest quality products supported by the best customer service in the industry. Rockwell is focused on innovative, long-term growth strategies that enhance its products, its processes, and its people, enabling the Company to deliver exceptional value to the healthcare system and provide a positive impact on the lives of hemodialysis patients. Hemodialysis is the most common form of end-stage kidney disease treatment and is usually performed at freestanding outpatient dialysis centers, at hospital-based outpatient centers, at skilled nursing facilities, or in a patient’s home. Rockwell Medical's products are vital to vulnerable patients with end-stage kidney disease, and the Company is relentless in providing unmatched reliability and customer service. Rockwell Medical is the second largest supplier of acid and bicarbonate concentrates for dialysis patients in the United States and has the vision of becoming the leading global supplier of hemodialysis concentrates. Certified as a Great Place to Work® in 2023, Rockwell Medical is Driven to Deliver Life-Sustaining Dialysis SolutionsTM. For more information, visit www.RockwellMed.com.
Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as, "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "could," "can," "would," "develop," "plan," "potential," "predict," "forecast," "project," "intend," "look forward to," "remain confident," or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. There can be no assurance that: Rockwell Medical will grow its hemodialysis concentrates business; Rockwell Medical will be able to enhance the economics in its current customer agreements; Rockwell Medical will add new long-term supply agreements with new customers; Rockwell Medical will continue to lower its debt: Rockwell Medical will achieve its projected total net product sales and gross profit for 2023; Rockwell Medical will be able to achieve planned cost savings to operate its concentrates business profitability or achieve the other components of its strategy; Rockwell Medical will achieve profitability; or Rockwell Medical’s future cash balance will be sufficient to fund operations going forward. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical's SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include, but are not limited to those risks more fully discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2021, as such description may be amended or updated in any subsequent reports filed with the SEC. Rockwell Medical expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.
# # #

CONTACT:
Heather R. Hunter
SVP, Chief Corporate Affairs Officer
(248) 432-1362

IR@RockwellMed.com

Financial Tables Follow
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ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
	December 31,	December 31,
	2022	2021
	(Unaudited)

Cash and Cash Equivalents	$21,492	$22,438
Total Assets	$46,635	$48,574
Total Liabilities	$32,529	$46,039
Total Stockholders’ Equity	$14,106	$2,535

Common Stock Outstanding	12,163,673	8,544,225
Common stock and common stock equivalents*	19,192,700	2,967,441

*Common stock and common stock equivalents:
Common stock	12,163,673	8,544,225
Common stock warrants (pre-funded)	6,300,000	—
Common stock and pre-funded stock warrants	18,463,673	8,544,225
Preferred stock converted	1,363,636	—
Options to purchase common stock	1,206,905	528,591
Restricted stock awards	891	7,118
Restricted stock units	125,000	29,289
Common stock warrants	10,196,268	2,402,442
Total common stock and common stock equivalents	31,356,373	11,511,666

ROCKWELL MEDICAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In Thousands, Except Shares and Per Share Amounts)
	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2022	Twelve Months Ended December 31, 2021

Net Sales	$19,313	$15,333	$72,810	$61,931
Cost of Sales	16,973	17,563	68,733	64,351
Gross Profit (Loss)	2,340	(2,230)	4,077	(2,420)
Research and Product Development	156	1,391	3,119	6,835
Selling and Marketing	352	873	2,094	5,733
General and Administrative	3,798	3,865	15,644	15,348
Operating Loss	(1,966)	(8,359)	(16,780)	(30,336)

Other (Expense) Income
Realized Gain on Investments	—	—	4	—
Interest Expense	(439)	(588)	(1,936)	(2,360)
Interest Income	45	6	33	22
Total Other Expense	(394)	(582)	(1,899)	(2,338)

Net Loss	$(2,360)	$(8,941)	$(18,679)	$(32,674)

Basic and Diluted Net Loss per Share	$(0.20)	$(1.05)	$(1.89)	$(3.83)

Basic and Diluted Weighted Average Shares Outstanding	11,549,521	8,542,756	9,866,844	8,526,186